SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 22, 2004

                                   __________


                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                       1-11988               22-2365834
 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)




             775 Passaic Avenue,
           West Caldwell, New Jersey                               07006
    (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (973) 882-0004

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Section 1   Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

            On December 22, 2004, the Company, through a newly formed subsidiary, purchased its premises located at 775 Passaic Avenue, West Caldwell, New Jersey, for a purchase price of $1,743,750. Of the total purchase price, $1,312,500 was financed through PNC Bank, National Association, with whom the Company has an existing credit facility. In connection with the financing, the Company and PNC Bank, National Association, entered into an amendment to the Loan Agreement, dated May 28, 2004, together with a Mortgage and Security Agreement and certain other ancillary documents, each dated as of December 22, 2004.

            Copies of the Amendment to Loan Agreement and Mortgage and Security Agreement are attached to this Report on Form 8-K.

Section 2   Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

            See above.

Section 9   Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

      10.1 First Amendment to Loan Agreement, made as of December 22, 2004, by and among Greg Manning Auctions, Inc., a Delaware corporation, Greg Manning Auctions Real Estate, LLC, a Delaware limited liability company, and PNC Bank, NATIONAL ASSOCIATION.

      10.2 Mortgage and Security Agreement, made as of the 22nd day of December, 2004, by Greg Manning Auctions Real Estate LLC, a Delaware limited liability company, in favor of PNC Bank, NATIONAL ASSOCIATION.


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

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2004


                                    GREG MANNING AUCTIONS, INC.




                                    By: /s/ Larry Crawford
                                       -----------------------------
                                       Larry Crawford
                                       Chief Financial Officer



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